INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 (dated August 25, 2005) of our report dated March 30, 2006 with respect to financial statements of Petrol Oil and Gas, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Weaver & Martin

Weaver & Martin LLC

Kansas City, Missouri

July 31, 2006